Exhibit 23.9

Principal Officers: Keith M. Braaten, P. Eng. President & CEO Jodi L. Anhorn, P. Eng. Executive Vice President & COO Officers / Vice Presidents: Terry L. Aarsby, P. Eng. Caralyn P. Bennett, P. Eng. Leonard L. Herchen, P. Eng. Myron J. Hladyshevsky, P. Eng. Bryan M. Joa. P. Eng. Mark Jobin, P. Geol. John E. Keith. P. Eng. John H. Stilling, P, Eng. Douglas R. Sutton, P. Eng. James H. Willmon, P. Eng. CONSENT OF INDEPENDENT PETROLEUM ENGINEERS In connection with the filing of the registration statement on Form F-3 (as may be amended from time to time, the “Registration Statement”) of Franco-Nevada Corporation with the U.S. Securities and Exchange Commission, we consent to the references to our name and to the use of the reserves assessment and evaluation in respect of the oil & gas reserves including the Weyburn Unit, the Midale Unit and Edson Property dated February 12, 2013, with an effective date of December 31, 2012 (the “Report”), and the information derived from the Report, included in, or incorporated by reference into, the Registration Statement. Yours truly, GLJ PETROLEUM CONSULTANTS LTD. Doug R. Sutton, P. Eng. Vice President Calgary, Alberta July 22, 2013 4100, 400 — 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855 GLJPC.com